UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒  Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

SAUCONY, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Additional Materials Filed Pursuant to Rule 14a-6

This filing consists of a letter from Saucony, Inc. to its shareholders.

AN IMPORTANT REMINDER

YOUR VOTE IS IMPORTANT, NO MATTER HOW MANY OR HOW FEW SHARES YOU OWN.

Dear Shareholder:

The Special Meeting of Shareholders of Saucony, Inc. is scheduled to be held on September 16, 2005. We recently mailed you a proxy statement and proxy card for your vote on a number of important proposals.

According to our latest records, your vote for this meeting has not been returned. Regardless of the number of shares you may own, it is very important that they be represented at this meeting.

Since your shares are held in the name of a brokerage firm, bank, nominee or other institution, only it can submit a vote on your behalf and only after receiving your specific instructions. Accordingly, please sign, date and mail the enclosed proxy card in the postage-paid envelope provided. Please vote today.

Thank you for your support.

IF YOU HAVE RECENTLY RETURNED YOUR PROXY CARD,

PLEASE ACCEPT OUR APPRECIATION AND DISREGARD THIS REMINDER.

If you have any questions or need assistance in voting your shares, please call our proxy solicitor: Toll-free at 800.591.8250